Exhibit 10.24

Party City Holdco Inc.

Amended and Restated 2012 Omnibus Equity Incentive Plan

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT (this “Award Agreement”), is made effective as of [—], 2015 (the “Date of Grant”), by and between Party City Holdco Inc., a Delaware corporation (the “Company”), and [—] (the “Participant”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Party City Holdco Inc. Amended and Restated 2012 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”).

R E C I T A L S:

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions set forth in the Plan and this Award Agreement, [—] Shares (the “Option”), subject to adjustment as set forth in the Plan. The Option is intended to be a Nonqualified Stock Option. The Option shall be subject to the vesting conditions described in Section 3 below. At any time, the portion of the Option that has become vested and exercisable is hereinafter referred to as the “Vested Portion” and any portion of the Option that is not a Vested Portion is hereinafter referred to as the “Unvested Portion”.

2. Option Price. The purchase price of all of the Shares subject to the Option shall be $[—] per Share (the “Option Price”), subject to adjustment as set forth in the Plan.

3. Vesting of the Option.

a. General. Subject to Sections 3(b) and 3(c) hereof, twenty percent (20%) of the Option shall vest on each of the first five anniversaries of the Date of Grant (each, a “Time-Vesting Date”), subject to the Participant’s continued Service on the applicable Time-Vesting Date, such that 100% of the Option shall be vested on the fifth (5th) anniversary of the Date of Grant.

b. Termination without Cause Following a Change of Control. The Option, to the extent not then vested or forfeited and to the extent then outstanding, shall become immediately and fully vested upon a termination of the Participant’s Service by the Company without Cause within one year following a Change of Control.

c. Termination without Cause other than Following a Change of Control. Upon a termination of the Participant’s Service by the Company without Cause other than in circumstances described in subsection (b) above, the Participant will immediately vest in that portion of the Option that would have vested in the 12-month period following the date of such termination of Service had the Participant remained in Service during such period.

4. Forfeiture; Expiration.

a. Termination of Employment. Upon the termination of the Participant’s Service by the Company for any reason at any time, any Unvested Portion of the Option (after giving effect to any accelerated vesting provided in Sections 3(b) or 3(c) above) will be forfeited automatically without consideration. Notwithstanding anything herein to the contrary, in the event the Participant’s Service is terminated for Cause or the Participant resigns at a time when the Participant’s acts or omissions constituted grounds to terminate the Participant’s Service for Cause without regard to any applicable cure rights, the Vested Portion of the Option shall also be forfeited without consideration.

b. Breach of Restrictive Covenants. Any outstanding portion of the Option, including the Vested Portion, shall be forfeited without consideration if the Participant breaches any restrictive covenant relating to non-competition, non-solicitation and/or non-disparagement and/or other similar restrictive covenants in favor of the Company or any of its Subsidiaries.

c. Expiration of Option Term. To the extent not earlier terminated or forfeited, any unexercised portion of the Option shall expire upon the tenth (10th) anniversary of the Date of Grant.

5. Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion at any time prior to the earliest to occur of:

a. the tenth (10th) anniversary of the Date of Grant;

b. the date that is sixty (60) days following termination of the Participant’s Service for any reason other than death or Cause; and

c. the date that is ninety (90) days following termination of the Participant’s Service due to death.

6. Exercise Procedures.

a. Notice of Exercise. Subject to Section 5 hereof, the Vested Portion may be exercised by delivering to the Company at its principal office written notice of intent to so exercise in the form attached hereto as Exhibit A (such notice, a “Notice of Exercise”) or by such other means as is permitted by the Committee in its sole discretion. Such Notice of Exercise or such exercise by such other means shall be accompanied by payment in full of the aggregate Option Price for the Shares to be acquired upon exercise. In the event the Option is being exercised by the Participant’s representative, the Notice of Exercise or such exercise by such other means shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. The aggregate Option Price for the Shares to be exercised may be paid in cash or its equivalent (e.g., by cashiers check) or by such other means as are permitted by the Committee in its sole discretion.

b. Rights of Participant; Method of Exercise. Neither the Participant nor the Participant’s representative shall have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to the Option until (i) the Participant has given a Notice of Exercise of the Option (or has otherwise exercised the Option in a manner permitted by the Committee in its sole discretion) and paid in full for such Shares, (ii) such Shares have been issued, and (iii) if applicable, the Participant has satisfied any other conditions imposed by the Committee pursuant to the Plan. In the event of the Participant’s death, the Vested Portion shall be exercisable by the executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution, as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Award Agreement and the Plan.

7. No Right to Continued Service. The granting of the Option shall impose no obligation on the Company or any Subsidiary to continue the employment or other Service of the Participant and shall not lessen or affect any right that the Company or any Subsidiary may have to terminate the employment or other Service of the Participant.

8. Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Award Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement. The Participant authorizes the Company and its Subsidiaries to withhold such amounts due hereunder from any payments otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 8.

9. Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Option except in the event of death and in accordance with Section 14.6 of the Plan.

10. Adjustment of Option. Adjustments to the Option (or any Shares underlying the Option) shall be made in accordance with the terms of the Plan.

11. Option Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.

12. Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

13. Consent to Jurisdiction. The Company and the Participant, by his or her execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it, he or she is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Participant may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction. The Company and the Participant hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its, his or her address specified pursuant to Section 16 is reasonably calculated to give actual notice.

14. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT HE, SHE OR IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AWARD AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

15. Compliance with Securities Laws. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

16. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (b) one (1) business day after deposit with Federal Express or similar overnight courier service, or (c) three (3) business days after being mailed by first class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention Chief Executive Officer and to the Participant at the address that he or she most recently provided to the Company.

17. Entire Agreement. This Award Agreement, including Exhibit A attached hereto, and the Plan constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, appendices, exhibits, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof; provided, that, the Participant shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Participant and the Company, its Affiliates and their respective predecessors to which the Participant is bound.

18. Amendment; Waiver. No amendment or modification of any term of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, and made in accordance with the terms of the Plan. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

19. Successors and Assigns; No Third Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

20. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21. No Guarantees Regarding Tax Treatment. The Participant (or his beneficiaries) shall be responsible for all taxes with respect to the Option. The Committee and the Company make no guarantees regarding the tax treatment of the Option. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A (as defined below), Section 4999 of the Code or otherwise and none of the Company, any Subsidiary or Affiliate, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

*                *                 *

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

PARTY CITY HOLDCO INC.

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

[—]

EXHIBIT A

NOTICE OF EXERCISE

Party City Holdco Inc.
[ADDRESS]
[ADDRESS]
Attention: Chief Executive Officer	Date of Exercise:

Ladies & Gentlemen:

1. Exercise of Option. This constitutes notice to Party City Holdco Inc. (the “Company”) that pursuant to my Nonqualified Stock Option Award Agreement, dated             , 2015 (the “Award Agreement”), I elect to purchase the number of Shares set forth below and for the price set forth below. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such term in the Award Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the same.

Number of Shares as to which the Option is exercised (the “Shares”):

Date of Grant:

Shares to be issued in name of:

Total exercise price of the Shares:

2. Form of Payment. Forms of payment other than cash or its equivalent (e.g., by cashier’s check) are permissible only to the extent approved by the Committee, in its sole discretion.

3. Delivery of Payment. With this notice, I hereby deliver to the Company the full exercise price of the Shares, and any and all withholding taxes due in connection with the exercise of my Option or have otherwise satisfied such requirements.

4. Rights as Stockholder. While the Company shall endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and my satisfaction of any other conditions imposed by the Committee pursuant to the Plan or set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of my Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Shares.

5. Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.

6. Entire Agreement. The Plan and the Award Agreement under which the Shares were granted are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

(social security number)